Exhibit 99.1

FUNDAMENTAL GLOBAL INC. ANNOUNCES 47,331 ETH PURCHASE

Committed to Deployment of ETH Accumulation Strategy

Targeting a 10% Stake in the Ethereum Network

Company Now Holds 47,331 ETH

Charlotte, NC – August 11, 2025 - Fundamental Global Inc (Nasdaq: FGNX, FGNXP) (the “Company” or “FG Nexus”), today announced it officially kick started its acquisition of ETH with the goal of creating one of the largest ETH treasury holdings companies in the world.

On July 30, 2015, Ethereum’s genesis block mined 6,400 ETH. Exactly ten years later, the Company believes history has come full circle with FG Nexus launching on the Ethereum Standard by purchasing a symbolic 6,400 ETH. Since this first acquisition, the Company has continued to make several subsequent purchases, and as of August 10, 2025 at 6:30pm EST, the Company now holds 47,331 ETH at $4,228.40 per ETH (Bloomberg).

FG Nexus has already deployed all of the net proceeds from the Company’s announced $200 million private placement towards purchasing ETH. FG Nexus aims to accelerate the accumulation of ETH holdings and the generation of ETH Yield (ETH per share). Under the Company’s ETH treasury holding strategy, ETH Yield becomes the core value creation metric for FG Nexus shareholders.

In order to enhance our ETH Yield, the Company will stake and restake, serving as a strategic gateway into Ethereum-powered finance, including tokenized RWAs and stablecoin yield.

“Ethereum is rapidly becoming the foundation of global digital finance. We plan to continue to promote the global adoption of ETH as a treasury reserve asset,” said Maja Vujinovic, CEO of Digital Assets, FG Nexus. “We plan to become a significant player in the Ethereum network with a goal of a 10% stake in ETH.”

“FG Nexus aims to differentiate through not only our unwavering focus on accumulating ETH, but also by driving ETH yield and leveraging our team’s collective experience and know how in Digital Assets and the Financial Services Industry,” stated Kyle Cerminara, CEO and Chairman of the Company.

“By pairing seamless trading with secure custody through Anchorage Digital, FG Nexus is moving fast while building on rock-solid ground,” states Nathan McCauley, Co-Founder and CEO of Anchorage Digital. “This is exactly the kind of bold, long-term bet we love to power—one that treats ETH not just as an asset, but as the backbone of tomorrow’s financial system.”

“FG Nexus’s strategic commitment to Ethereum reflects an important trend in how digital assets are increasingly becoming essential components of investment portfolios,” said Steve Kurz, Global Head of Asset Management at Galaxy. “We’re proud to partner with and serve as the asset manager for innovative companies like FG Nexus, providing investors with secure, measured access to one of the most exciting and dynamic digital assets available today.”

Fundamental Global Inc.

Fundamental Global Inc. (Nasdaq: FGNX, FGNXP), (the “Company” or “FG Nexus”), is on the Ethereum Standard, and singularly focused on becoming the largest corporate holder of ETH in the world by an order of magnitude. In order to enhance our ETH YIELD, the Company will stake and restake, serving as a strategic gateway into Ethereum-powered finance, including tokenized RWAs and stablecoin yield.

The FG® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this press release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation, fluctuations in the market price of ETH and any associated impairment charges that the Company may incur as a result of a decrease in the market price of ETH below the value at which the Company’s ETH are carried on its balance sheet, changes in the accounting treatment relating to the Company’s ETH holdings, the Company’s ability to achieve profitable operations, government regulation of cryptocurrencies and online betting, changes in securities laws or regulations such as accounting rules as discussed below, customer acceptance of new products and services including the Company’s ETH treasury strategy, general conditions in the global economy; risks associated with operating in the merchant banking and managed services industries, including inadequately priced insured risks and credit risk; risks of not being able to execute on our asset management strategy and potential loss of value of our holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our business strategies; risks of not being able to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; and potential conflicts of interest between us and our directors and executive officers.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. Under U.S. generally accepted accounting principles, entities are required to measure certain crypto assets at fair value, with changes reflected in net income each reporting period. Changes in the fair value of crypto assets could result in significant fluctuations to the income statement results. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact:

invest@fgnexus.io

Media Contact

media@fgnexus.io